Exhibit 99.1

American Access Technologies, Inc.

Keystone Heights, Florida

www.aatk.com

Company Contact: Joe McGuire, Chief Financial Officer

(352) 473-6673/ jmcguire@aatk.com

American Access Technologies Reports

2005 Year-End Results

Third Consecutive Record Sales Year

Sales Increase 25% in 2005 – the Fourth Consecutive Year of Double-Digit Sales Growth

Keystone Heights, FL – March 21, 2006 – PRNewswire – FirstCall –American Access Technologies, Inc. (NASDAQ: AATK) is pleased to report results for the year and fourth quarter ended December 31, 2005. Total revenues for the year ended December 31, 2005 were an all-time record of $8.417 million, an increase of 25% over the year ended December 31, 2004. Total revenues for the fourth quarter of 2005 were $2.123 million, an increase of 19% over the fourth quarter of 2004.

There was a net loss of approximately $196,000, or basic and diluted EPS ($0.03) in 2005 compared with a net loss of approximately $986,000, or basic and diluted EPS ($0.15), in 2004, a dramatic 80% decrease from the 2004 net loss. The net loss for the fourth quarter of 2005 was approximately $134,000, or basic and diluted EPS ($0.02), compared with an approximate net loss of $300,000 or basic and diluted EPS ($0.04), in the fourth quarter of 2004.

Earnings before interest expense, income taxes, depreciation, and amortization, (“EBITDA”), was positive in 2005 improving 154% compared to 2004. EBITDA for the year 2005 was approximately a positive $321,000 versus a negative $592,000 in the 2004. Please see the accompanying schedule below for a reconciliation of EBITDA to our results calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

In announcing the financial results, Joe McGuire, Chief Financial Officer of American Access Technologies, Inc. stated, “In 2005, we took another step forward, as we continue our efforts to increase our revenues, control our expenses and achieve profitability.

“2005 was the third consecutive year in which American Access Technologies, Inc. met its goal of achieving record revenues and it also marked the fourth consecutive year of double-digit sales growth. We attained all-time record revenues of $8.417 million, a solid 25% increase over the prior year. On a quarterly basis, 2005 marked the first time we attained a $2 million sales quarter and then proceeded to reach $2 million in sales for three of the four quarters. In addition, the fourth quarter sales marked the thirteenth quarter out of the last fourteen with year-over-year quarterly sales increases demonstrating impressive sustained sales growth over a period of time. The sales chart below show that our sales have more than doubled in a five-year period. The information also highlights four consecutive years of double-digit growth. The sales percentage increases for the prior four years are 2005 - 24.9%, 2004 - 22.2%, 2003 - 13.1% and 2002 - 19.9%, respectively.

Sales 2001 – 2005
2005	$8,416,610	*
2004	$6,740,337	*
2003	$5,515,310	*
2002	$4,877,778
2001	$4,068,224

*	denotes Record Sales Year

“We previously announced that our goal was to achieve profitability in 2005. While we did achieve profitability in the second and third quarters, we did not achieve this goal for the year. We did, however, reduce our net loss for the year 2005 by approximately $790,000, or 80% over 2004. The chart below reveals the significant progress we have made towards our goal in 2005.

Net Loss 2001 – 2005
2005	$(196,072)
2004	$(985,566)
2003	$(842,116)
2002	$(966,760)
2001	$(1,441,069)

“Other significant events in 2005 included the following:

“In 2005, we again invested in new equipment to increase productivity and lower production costs. In March 2005, we unveiled our new laser manufacturing equipment, expanding our manufacturing capabilities and improving productivity and quality. At a cost of nearly $1 million dollars, the laser purchase was an important milestone in our history. The new equipment greatly strengthens our manufacturing capacity and capabilities while reducing overall costs to manufacture and will help us meet the expectations of our customers for quality products at a competitive price. We continue to follow a conservative debt-free fiscal policy. We financed our purchase of the laser manufacturing equipment by a private placement stock sale to institutional investors and are proud to have the support of these sophisticated investors.

“We continue the process required to achieve ISO 9000 certification, an international quality standard that recognizes a company’s capability for reliable delivery of high quality products and services. We expect to undergo our certification audit in 2006 and believe it will further demonstrate to potential customers that American Access is a supplier that they can rely on.

“In 2005, Timothy C. Adams was named Vice President of Sales and Marketing, where he has directed sales and marketing for both the patented zone cabling/wireless division and the contract manufacturing division of the Company. Mr. Adams brings over thirty years of experience in sales, marketing, engineering and manufacturing to American Access. Hiring a talented and experienced veteran like Tim underscores our commitment to providing unparalleled products and service.

“With the addition of independent directors, Howard W. Kelley in May 2005 and Clark Schaffer in July 2005, we have met the corporate governance requirements of the NASDAQ Stock Market. The majority of our Board consists of independent directors and our audit committee is made up entirely of independent directors. You may review more of our corporate governance initiatives and learn about our products on our website: www.aatk.com.

“In 2004 and 2005, the Telecommunications Industry Association (“TIA”) adopted the first official standards covering active zone enclosure products. The publication of the new standards gives official recognition to the concept and application of active zone enclosures, called Telecommunication Enclosures. We announced that our zone cabling products comply with the new TIA standards adopted for telecommunications enclosures for performance and functionality. These new TIA standards should further the acceptance of zone cabling and our zone enclosures. Network engineers, architects and others responsible for designing and specifying telecommunications networks now have the assurance that there are TIA standards covering not only their zone cabling configurations, but also the zone enclosure products utilized in these networks. With the TIA standards, there can be no further doubt that zone cabling has arrived and is accepted in the market.

“Looking ahead, we at American Access Technologies, Inc. pledge that we will remain diligent in building an enduring and prosperous company. We continue to believe that our strategic relationships with our sales partners will facilitate exposure of our zone cabling and wireless products to decision makers as well as improve the availability of customer service and technical assistance to respond to expanding interest in these products. Nevertheless, we recognize that our zone cabling and wireless products are usually incorporated into a larger project that is beyond our ability to control. Therefore, we are subject to the general economic trends that govern the pace of such projects. We also believe our Omega Metals fabrication division will continue to grow at a rate exceeding GNP, reflecting its reputation as an efficient and reliable supplier.”

Non-GAAP Financial Measures

EBITDA is a measure of operating performance that is not calculated in accordance with GAAP. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA should not be considered a substitute for net income, income from operations or cash flows provided by or used in operations, as determined in accordance with GAAP. EBITDA is a measure of the Company’s operating performance used by management to focus on operating performance. Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis.

The following schedule reconciles the GAAP net loss to EBITDA:

	Year Ended 2005	Year Ended 2004
Net loss per GAAP	$(196,072)	$(985,566)
Interest expense	0	0
Income taxes	0	0
Depreciation and amortization	516,776	393,252

EBITDA	$320,704	$(592,314)

For further detailed information, please read the Company’s audited financial statements which will be included in our Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission in approximately a week.

About American Access Technologies, Inc.

American Access manufactures patented zone cabling and wireless enclosures that mount in ceilings, raised floors, and in custom furniture, for routing of telecommunications cabling, fiber optics and wireless solutions to the office desktop. The Company’s concept of “zone cabling” reduces costs for initial network installation and facilitates moves, adds, changes and upgrades for the network installations of today and tomorrow. Its Omega Metals division manufactures its proprietary products, and also provides state-of-the-art metal fabrication and finishing techniques to public and private companies and U.S. government contractors.

News and product/service information are available at www.aatk.com.

Cautionary Note Concerning Forward-Looking Statements: This press release contains forward-looking statements as defined in Section 27A of the Securities Exchange Act of 1934, regarding the company’s future sales, income and business plans. Investors are cautioned that forward-looking statements are not guarantees of future performance. Actual events or results may differ from the Company’s expectations, which are subject to various risks and uncertainties listed in the Company’s SEC filings. The forward-looking statements made herein are based on information presently available to the management of the company. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.